AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 2003
                            REGISTRATION NO. 33-35334


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                TECHNITROL, INC.

             (Exact name of registrant as specified in its charter)

      PENNSYLVANIA                                      23-1292472
-------------------------------          ---------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                              1210 NORTHBROOK DRIVE
                                    SUITE 385
                                TREVOSE, PA 19053
                                 (215) 355-2900
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


           TECHNITROL, INC. 401(k) RETIREMENT SAVINGS PLAN, AS AMENDED
                            (Full title of the Plan)


        DREW A. MOYER, VICE PRESIDENT, CORPORATE CONTROLLER AND SECRETARY
                                TECHNITROL, INC.
                        1210 NORTHBROOK DRIVE, SUITE 385
                                TREVOSE, PA 19053
                                 (215) 355-2900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           --------------------------
                                   Copies to:

                        Ann Marie Janus, General Counsel
                                Technitrol, Inc.
                              1210 Northbrook Drive
                                    Suite 385
                                Trevose, PA 19053
                           --------------------------

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

          As used in this Registration Statement, unless the context otherwise requires, the terms "Technitrol" and the "Company" mean Technitrol, Inc. and its subsidiaries and the term the "Plan" shall mean the Technitrol, Inc. 401(k) Retirement Savings Plan, as amended.

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

          The following documents, previously filed by the Company or the Plan with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are hereby incorporated by reference in this Registration Statement:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2002;

     (b) the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2002;

     (c) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to in subsection (a) above; and

     (d) the description of the Company's common stock, par value $.125 per share ("Common Stock"), contained in the Company's Registration Statement on Form 8-A/A dated July 5, 2000, including any amendments or reports filed for the purpose of updating such description.

          All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

          Not Applicable.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

          Not Applicable.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

          The Pennsylvania Business Corporation Law generally provides that a company shall have the power to indemnify its officers, directors and others against liability incurred by them by reason of their position with the company if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the company, and, with respect to any criminal action or proceeding related to a third-party action, the indemnified party had no reasonable cause to believe his conduct was unlawful.

          Section 1 of Article VII of the Company's Bylaws provides for mandatory indemnification of directors and officers against third-party actions in such circumstances. Section 2 of Article VII of the Company's Bylaws provides for mandatory indemnification for any director or officer made party to any derivative suit if he acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Company; provided, however, no indemnification against expenses will be made where the person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and to the extent that the applicable Court of Common Pleas shall determine such person is fairly and reasonably entitled to indemnity. Under Section 3 of Article VII, an independent determination of disinterested directors, legal counsel or shareholders of the Company will determine whether the person is entitled to indemnification under Sections 1 and 2, unless indemnification is ordered by a court. In addition, Section 5 of
Article VII of the Bylaws provides for advancement of expenses in advance of the final disposition of any action, suit or proceeding upon receipt of an undertaking, by or on behalf of the person who may be entitled to indemnification under Sections 1, 2 and 4 of Article VII, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

          The Pennsylvania Business Corporation Law also permits a corporation to include in its bylaws, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the Pennsylvania Business Corporation Law; provided, however, indemnification shall not be permitted in any case where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Section 4 of Article VII of the Company's Bylaws generally provides for mandatory indemnification of officers and directors acting on behalf of the Company, except that indemnification shall not be permitted in any case where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Indemnification under Section 4 will be provided without the independent determination or court order required by
Section 3 as described above. The Company also has entered into an Indemnification Agreement with each of the executive officers and directors of the Company. The Indemnification Agreements provide the same scope of indemnification as provided under the Bylaws. The Indemnification Agreements are direct contractual obligations of the Company in favor of the directors and officers. Therefore, in the event that the Bylaws are subsequently changed to reduce the scope of indemnification, executive officers and directors with Indemnification Agreements will not be affected by such changes.

          In addition, the Company maintains directors and officers insurance under which its directors and officers are insured against certain liabilities that may be incurred by them in their capacities as such.


Item 7.  Exemption from Registration Claimed.
         -----------------------------------

          Not applicable.


Item 8.  Exhibits.
         --------

          Technitrol will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code of 1986, as amended.

          Exhibits:

          4.1   Technitrol, Inc. 401(k) Retirement Savings Plan, as amended

          23.1  Consents of Certified Public Accountants

          24.1 Power of Attorney (included in signature page on page II-5 herein)


Item 9.  Undertakings.
         ------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("1933 Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant Technitrol, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Pennsylvania, on October 31, 2003.

                        TECHNITROL, INC.

                        By:/s/ James M. Papada, III
                           ----------------------------------------------------
                           James M. Papada, III
                           Chairman, President and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  Each person whose signature appears below constitutes and appoints Drew A. Moyer and James M. Papada, III, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Name                                             Title                                Date
----                                             -----                                ----

/s/ James M. Papada, III                Chairman, President and              October 31, 2003
------------------------------------    Chief Executive Officer
James M. Papada, III                    (Principal Executive Officer)

/s/ Drew A. Moyer                       Vice President, Corporate            October 31, 2003
------------------------------------    Controller and Secretary
Drew A. Moyer                           (Principal Financial and
                                        Accounting Officer)

/s/ C. Mark Melliar-Smith               Director                             October 31, 2003
------------------------------------
C. Mark Melliar-Smith

/s/ David H. Hofmann                    Director                             October 31, 2003
------------------------------------
David H. Hofmann

/s/ Graham Humes                        Director                             October 31, 2003
------------------------------------
Graham Humes

/s/ Edward M. Mazze                     Director                             October 31, 2003
------------------------------------
Edward M. Mazze

/s/ Stanley E. Basara                   Director                             October 31, 2003
------------------------------------
Stanley E. Basara

/s/ John E. Burrows, Jr.                Director                             October 31, 2003
------------------------------------
John E. Burrows, Jr.

/s/Rajiv L. Gupta                       Director                             October 31, 2003
------------------------------------
Rajiv L. Gupta


          Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Trevose, Pennsylvania, on October 31, 2003.



                        TECHNITROL, INC. 401(k) RETIREMENT SAVINGS PLAN

                        By:  Technitrol, Inc., as Plan Administrator



                        By:/s/ James M. Papada, III
                           ----------------------------------------------------
                           James M. Papada, III
                           Chairman, President and Chief Executive Officer




                                  EXHIBIT INDEX


     Exhibit #         Description
     ---------         -----------

     4.1  Technitrol, Inc. 401(k) Retirement Savings Plan, as amended

     23.1 Consents of Certified Public Accountants

     24.1 Power of Attorney (included in signature page on page II-5 herein)